Exhibit 10.3

EXECUTIVE EMPLOYMENT AGREEMENT ROGER JANSSEN This Employment Agreement ("Agreement") is dated December 18 , 2013 between 3 DX Industries, Inc . , a Nevada corporation ("Company") and Roger Janssen ("Executive") . The Company and Executive are sometimes referred to herein individually as a "Party" and collectively as the "Parties . " WITNESSETH: WHEREAS, the Company desires that Executive be employed by the Company, and render services to the Company, and Executive is willing to be so employed and to render such services to the Company, all upon the terms and subject to the conditions contained herein in consideration for, among other things, the Company's agreement to provide Executive with Confidential Information pursuant to the terms of this Agreement, and Executive's receipt of Confidential Information pursuant to a relationship of trust and confidence and under conditions of confidentiality and non - use and non - disclosure . WHEREAS, the Parties mutually agree that this Agreement shall be effective as of November 23 , 2013 (the "Effective Date") based on the intent of the Parties and the date of the original oral agreement between the Parties as to the terms and conditions of Executive's employment by the Company . The Parties intend for this Agreement to be a memorialization of those terms and conditions agreed to on the Effective Date . AGREEMENT: NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows : 1. EMPLOYMENT . Subject to and upon the terms and conditions contained in this Agreement, the Company hereby agrees to employ Executive and Executive agrees to be employed by the Company, for the period set forth in paragraph 2 hereof, to render to the Company, its affiliates and/or subsidiaries the services described in paragraph 3 hereof . 2. TERM . Executive's employment under this Agreement shall commence as of the Effective Date hereof and shall continue for a period of three (3) years and shall automatically be renewed in one (1) year increments unless earlier terminated within the sole discretion of the Board of Directors of the Company (the "Employment Term") . 3. DUTIES. (a) Executive shall serve as the President and Chief Executive Officer ("CEO") of the Company, reporting directly to the Board of Directors of the Company (the "Board") . Executive shall be responsible for the management and running of the day - to - day operations of the Company and shall focus his time and energy in the business development, sales, and marketing for the Company (the "Services") . (b) Executive shall perform all duties and services incident to the positions held by him . The Company retains the right to change Executive's title, duties, and reporting relationships as may be determined to be in the best interests of the Company ; provided, however, that any such change in Executive's duties shall be consistent with Executive's training, experience, and qualifications . (c) Executive agrees to abide by all bylaws and policies of the Company promulgated from time to time by the Company as well as all laws, statutes and regulations .

1

4. BEST EFFORTS. Executive agrees to devote his best efforts, energies and skill to the discharge of the duties and responsibilities attributable to his position. 5. COMPENSATION. The Company will pay Executive the following compensation for his services under this Agreement: (a) Signing Bonus . As consideration for entering into this Agreement, the Company shall issue Thirty Million { 30 , 000 , 000 ) restricted shares of the common stock of the Company to Executive to be valued at $ 0 . 001 per share (the "Signing Bonus") . The common stock shares of the Company issued as Signing Bonus shall bear the appropriate restrictive legend in conformity with all applicable federal and state laws and regulations and shall be dated as of the Effective Date . (b) Base Salary . As compensation for services and covenants agreed to hereunder, the Company shall pay to Executive a base salary of $ 180 , 000 USD per year (the "Base Salary"), which shall be payable on a monthly basis . (c) Performance Bonus . Executive shall be paid a bonus at a time and in an amount as determined by the Board in its sole discretion . (c) Incentive Plan . Executive shall also be eligible to participate in the Company's annual incentive plan for executives, if applicable . The criteria for determining the amount of the bonus, and the conditions that must be satisfied to entitle Executive to receive the bonus for any year during the term of this Agreement shall be determined by the Board or its Compensation Committee . 6. EXPENSES. (a) Reimbursement . Executive shall be reimbursed for business expenses incurred by him which are reasonable and necessary for Executive to perform his duties under this Agreement in accordance with policies established from time to time by the Company . The reimbursement of any such expense that is includible in gross income for federal income tax purposes shall be paid no later than the end of the calendar year following the calendar year in which the expense was incurred . In addition, Executive will be paid an allowance for automobile expenses of $ 1500 per month, Executive's health insurance, travel expenses and hotel accommodations, and fuel allowance with no requirement to report or account for such expenses . 7. EXECUTIVE BENEFITS. (a) Benefits . During the Employment Term, Executive shall be entitled to participate in such group term insurance, disability insurance, health and medical insurance benefits, life insurance and retirement plans or programs as are from time to time generally made available to executive employees of the Company pursuant to the policies of the Company ; provided that Executive shall be required to comply with the conditions attendant to coverage by such plans and shall comply with and be entitled to benefits only to the extent former employees are eligible to participate in such arrangements pursuant to the terms of the arrangement, any insurance policy associated therewith and applicable law, and, further, shall be entitled to benefits only in accordance with the terms and conditions of such plans . The Company may withhold from any benefits payable to Executive all federal, state, local and other taxes and amounts as shall be permitted or required to be withheld pursuant to any applicable law, rule or regulation . (b) Vacation . Executive shall be entitled to vacation in accordance with the Company's policies as may be established from time to time by the Company for its executive staff, which shall be taken at such time or times as shall be mutually agreed upon with the Company . 8. DEATH AND DISABILITY.

2

(a) Death . The Employment Term shall terminate on the date of Executive's death, in which event the Company shall, within 30 days of the date of death, pay to his estate, Executive's Base Salary, any unpaid bonus awards (including any bonus award for a plan year that has ended prior to the time employment terminated where the award was scheduled to be paid after the date employment terminated), reimbursable expenses and benefits owing to Executive through the date of Executive's death together with any benefits payable under any life insurance program in which Executive is a participant . (b) Disability . The Employment Term shall terminate upon Executive's Disability . For purposes of this Agreement, "Disability" shall mean that Executive is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months . For purposes of determining Executive's Disability, the Board may rely on a determination by the Social Security Administration that Executive is totally disabled or a determination by the Company's disability insurance carrier that Executive has satisfied the above definition of Disability . In case of such termination, Executive shall be entitled to receive his Base Salary, any unpaid bonus awards (including any bonus award for a plan year that has ended prior to the time employment terminated where the award was scheduled to be paid after the date employment terminated), reimbursable expenses and benefits owing to Executive through the date of termination within 30 days of the date of the Company's determination of Executive's Disability, together with any benefits payable under any disability insurance program in which Executive is a participant . Except as otherwise contemplated by this Agreement, Executive will not be entitled to any other compensation upon termination of his employment pursuant to this subparagraph 8 (b) . 9. TERMINATION OF EMPLOYMENT. (a) Termination With Cause By Company . The Company may terminate this Agreement at any time during the Employment Period for "Cause" upon written notice to Executive, upon which termination shall be effective immediately . For purposes of this Agreement, "Cause" means the following : i. Felony theft or embezzlement from the Company; or 11. The conviction for any major felony involving moral turpitude that reflects adversely upon the standing of the Company in the community. (b) Termination Without Cause By Company . The Company may terminate this Agreement at any time during the Employment Period without "Cause" upon 30 days written notice to Executive . (c) Termination By Executive . Executive may terminate this Agreement at any time by providing the Company 30 days' written notice, with or without "Good Reason . " (d) Compensation upon Termination . In the event that the Company terminates the Executive's employment hereunder due to a Termination for Cause or the Executive voluntarily terminates employment with the Company for any reason, the Executive shall not be entitled to any Base Salary, unpaid bonus, reimbursable expenses and benefits owing to Executive through the day on which Executive is terminated . Except as otherwise contemplated by this Agreement, Executive will not be entitled to any other compensation upon termination of this Agreement . 9. DISCLOSURE OF TRADE SECRETS AND OTHER PROPRIETARY INFORMATION. (a) Executive acknowledges that he is prohibited from disclosing any confidential information about the Company, including but not limited trade secrets, formulas, and financial information, to any party who is not a director, officer or authorized agent of the Company or its subsidiaries and affiliates . The Company will provide Executive with valuable confidential information belonging to the Company or its subsidiaries or its affiliates above and beyond any confidential information previously received by Executive and will associate Executive with the goodwill of the Company or its subsidiaries or its affiliates above and beyond any prior association of Executive with that goodwill . In return, Executive promises never to disclose or misuse such confidential information and never to misuse such goodwill .

3

(b) Executive will not, during the Employment Term, directly or indirectly, as an Executive, employer, consultant, agent, principal, partner, manager, stockholder, officer, director, or in any other individual or representative capacity, engage in or participate in any other business that is competitive with the Company's business . (c) Executive will not, during the Employment Term, directly or indirectly, work in the United States as an employee, employer, consultant, agent, principal, partner, manager, stockholder, officer, director, or in any other individual or representative capacity for any person or entity who is competitive with the business of the Company . (d) Executive will not, during the Employment Term, on his behalf or on behalf of any other business enterprise, directly or indirectly, under any circumstance other than at the direction and for the benefit of the Company, (i) solicit for employment or hire any person employed by the Company or any of its subsidiaries, or (ii) call on, solicit, or take away any person or entity who was a customer of the Company or any of its subsidiaries or affiliates during Executive's employment with the Company, in either case for a business that is competitive with the business of the Company . (e) It is expressly agreed by Executive that the nature and scope of each of the provisions set forth above are reasonable and necessary . If, for any reason, any aspect of the above provisions as it applies to Executive is determined by a court of competent jurisdiction to be unreasonable or unenforceable under applicable law, the provisions shall be modified to the extent required to make the provisions enforceable . Executive acknowledges and agrees that his services are of unique character and expressly grants to the Company or any subsidiary or affiliate of the Company or any successor of any of them, the right to enforce the above provisions through the use of all remedies available at law or in equity, including, but not limited to, injunctive relief . 11. COMPANY PROPERTY. (a) Any patents, inventions, discoveries, applications, processes, models or financial statements designed, devised, planned, applied, created, discovered or invented by Executive during the Employment Term, regardless of when reduced to writing or practice, which pertain to any aspect of the Company's or its subsidiaries' or affiliates' business as described above shall be the sole and absolute property of the Company, and Executive shall promptly report the same to the Company and promptly execute any and all documents that may from time to time reasonably be requested by the Company to assure the Company the full and complete ownership thereof . (b) All records, files, lists, including computer generated lists, drawings, documents, equipment and similar items relating to the Company's business which Executive shall prepare or receive from the Company shall remain the Company's sole and exclusive property . Upon termination of this Agreement, Executive shall promptly return to the Company all property of the Company in his possession . Executive further represents that he will not copy or cause to be copied, print out or cause to be printed out any software, documents or other materials originating with or belonging to the Company . Executive additionally represents that, upon termination of his employment with the Company, he will not retain in his possession any such software, documents or other materials . 12. EQUITABLE RELIEF . It is mutually understood and agreed that Executive's services are special, unique, unusual, extraordinary and of an intellectual character giving them a peculiar value, the loss of which cannot be reasonably or adequately compensated in damages in an action at law . Accordingly, in the event of any breach of this Agreement by Executive, including, but not limited to, the breach of any of the provisions of paragraphs 10 or 11 hereof, the Company shall be entitled to equitable relief by way of injunction or otherwise in addition to any damages which the Company may be entitled to recover . 13. CONSENT TO JURISDICTION AND VENUE . The Executive hereby consents and agrees that federal and state courts located in the State of Nevada shall have personal jurisdiction and proper venue with respect

4

to any dispute between the Executive and the Company . In any dispute with the Company, the Executive will not raise, and hereby expressly waives, any objection or defense to any such jurisdiction as an inconvenient forum . 14. NOTICE . Except as otherwise expressly provided, any notice, request, demand or other communication permitted or required to be given under this Agreement shall be in writing, shall be deemed conclusively to have been given : (a) on the first business day following the day timely deposited with Federal Express (or other equivalent national overnight courier) or United States Express Mail, with the cost of delivery prepaid or for the account of the sender ; (b) on the fifth business day following the day duly sent by certified or registered United States mail, postage prepaid and return receipt requested ; or (c) when otherwise actually received by the addressee on a business day (or on the next business day if received after the close of normal business hours or on any non - business day) . 15. INTERPRETATION ; HEADINGS . The parties acknowledge and agree that the terms and provisions of this Agreement have been negotiated, shall be construed fairly as to all parties hereto, and shall not be construed in favor of or against any party . The paragraph headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement . 16. SUCCESSORS AND ASSIGNS; ASSIGNMENT; INTENDED BENEFICIARIES . Neither this Agreement, nor any of Executive's rights, powers, duties or obligations hereunder, may be assigned by Executive . This Agreement shall be binding upon and inure to the benefit of Executive and his heirs and legal representatives and the Company and its successors . Successors of the Company shall include, without limitation, any corporation or corporations acquiring, directly or indirectly, all or substantially all of the assets of the Company, whether by merger, consolidation, purchase, lease or otherwise, and such successor shall thereafter be deemed "the Company" for the purpose hereof 17. NO WAIVER BY ACTION . Any waiver or consent from the Company respecting any term or provision of this Agreement or any other aspect of the Executive's conduct or employment shall be effective only in the specific instance and for the specific purpose for which given and shall not be deemed, regardless of frequency given, to be a further or continuing waiver or consent . The failure or delay of the Company at any time or times to require performance of, or to exercise any of its powers, rights or remedies with respect to, any term or provision of this Agreement or any other aspect of the Executive's conduct or employment in no manner (except as otherwise expressly provided herein) shall affect the Company's right at a later time to enforce any such term or provision . 18. COUNTERPARTS; GOVERNING LAW; AMENDMENTS; ENTIRE AGREEMENT; SURVIVAL OF TERMS . This Agreement may be executed in two counterpart copies, each of which may be executed by one of the parties hereto, but all of which, when taken together, shall constitute a single agreement binding upon all of the parties hereto . This Agreement and all other aspects of the Executive's employment shall be governed by and construed in accordance with the applicable laws pertaining in the State of Nevada (other than those that would defer to the substantive laws of another jurisdiction) . Each and every modification and amendment of this Agreement shall be in writing and signed by the parties hereto, and any waiver of, or consent to any departure from, any term or provision of this Agreement shall be in writing and signed by each affected party hereto . 18 . ENTIRE AGREEMENT . The entire understanding and agreement between the Parties has been incorporated into this Agreement, and this Agreement supersedes all other agreements and understandings between Executive and the Company with respect to the relationship of Executive with the Company or its affiliates or subsidiaries . [Signature page follows.]

5

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date set forth above. ("COMPANY") 3DX Industries, Inc. ("EXECUTIVE") By: Its: Chie xecutrv, Officer

6